Exhibit 4.3
TRICO MARINE SERVICES, INC.
6.50% Senior Convertible Debentures due 2028
Issued under an Indenture dated as of May 16, 2008
With Wells Fargo Bank, National Association, as Trustee
CROSS-REFERENCE SHEET (1)
This cross-reference sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939.

TRUST INDENTURE
ACT SECTION		INDENTURE SECTION
SECTION 310	(a)	7.10
	(b)	4.02, 7.08, 7.10
	(c)	Not applicable
SECTION 311	(a)	7.11
	(b)	7.11
	(c)	Not applicable
SECTION 312	(a)	2.07
	(b)	11.03
	(c)	11.03
SECTION 313	(a)	7.06
	(b)	7.06
	(c)	11.02
	(d)	7.06
SECTION 314	(a)	4.03, 4.07, 4.10
	(b)	Not applicable
	(c)	2.04, 5.03, 7.02, 8.01, 11.04
	(d)	Not applicable
	(e)	11.05
	(f)	7.02
SECTION 315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01, 7.02
	(e)	6.11
SECTION 316	(a)(except(a)(2))	6.04. 6.05
	(a)(2)	Not applicable
	(b)	6.07
	(c)	9.04
SECTION 317	(a)	6.08, 6.09
	(b)	2.06
SECTION 318	(a)	1.02, 9.03, 11.01

(1)	This Cross-Reference Sheet shall not, for any purpose, be deemed to be a part of the Indenture.